UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2010

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PMI Plaza, 3003 Oak Road

Walnut Creek, California 94597

(Address of principal executive offices with zip code)

(925) 658-7878

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 26, 2010, The PMI Group, Inc. (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively, the “Common Stock Underwriters”). Subject to the terms and conditions of the Common Stock Underwriting Agreement, the Company agreed to sell to the Common Stock Underwriters, and the Common Stock Underwriters agreed to purchase from the Company, an aggregate of 77,765,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $6.15 per Share. The resulting aggregate net proceeds to the Company from the Common Stock offering, before expenses, will be approximately $455.07 million, after deducting underwriting discounts totaling approximately $23.19 million.

On April 26, 2010, the Company also entered into an underwriting agreement (the “Notes Underwriting Agreement” and, together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”) with Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, (collectively, the “Notes Underwriters”, and together with the Common Stock Underwriters, the “Underwriters”). Subject to the terms and conditions of the Notes Underwriting Agreement, the Company agreed to sell to the Notes Underwriters, and the Notes Underwriters agreed to purchase from the Company, $261.0 million aggregate principal amount of the Company’s 4.50% Convertible Senior Notes due 2020 (the “Notes”). The resulting aggregate net proceeds to the Company from the Notes offering, before expenses, will be approximately $253.17 million, after deducting underwriting discounts totaling approximately $7.83 million.

The Company also granted the Underwriters a 30-day option to purchase up to an additional 11,664,750 shares of Common Stock and up to an additional $39 million aggregate principal amount of Notes. All of the shares of Common Stock and Notes subject to the Underwriters’ option will be sold less underwriting discounts if the Underwriters exercise their option.

The Notes will bear interest at a rate of 4.50% per annum and will mature on April 15, 2020. Holders may convert their Notes prior to January 15, 2020, only in specified circumstances, and holders may convert their Notes at any time thereafter until the second business day preceding maturity. The Notes will be convertible at an initial conversion rate of 127.5307 shares of common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $7.84 per share. Upon conversion, the Company may deliver cash, shares of Common Stock or a combination thereof, at its option. The Company may redeem the Notes in whole or in part on or after April 15, 2015, if the last reported sale price of Common Stock exceeds 130% of the conversion price then in effect for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day immediately prior to the date of the redemption notice. The redemption price will be equal to the principal amount of the Notes to be redeemed plus accrued but unpaid interest plus a specified “make-whole” premium.

The Underwriting Agreements provide for representations and warranties, conditions to closing, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

A copy of the Common Stock Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein, and the description of the terms of the Common Stock Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the Notes Underwriting Agreement is attached hereto as Exhibit 1.2 and is incorporated by reference herein, and the description of the terms of the Notes Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The initial closing of the sales of the Shares and the Notes is expected to occur on or about April 30, 2010. Upon completion of the offerings, the Notes will be issued pursuant to the Indenture, dated as of November 3, 2003, between the Company and The Bank of New York Trust Company, N.A. (as successor to The Bank of New York) (the “Original Trustee”), and a supplemental indenture, to be entered into on April 30, 2010, between the Company and The Bank of New York Mellon Trust Company (as successor to the Original Trustee), as trustee. The form of the supplemental indenture is attached hereto as Exhibit 4.1.

In the ordinary course of their respective businesses, the Underwriters or their affiliates have engaged, or may in the future engage, in commercial banking or investment banking transactions with the Company and its affiliates. The Company has an Amended and Restated Revolving Credit Agreement, dated May 29, 2009, as amended on November 9, 2009 by Amendment Agreement No. 1 to the Amended and Restated Revolving Credit Agreement and on April 14, 2010 by Amendment Agreement No. 2 to the Amended and Restated Revolving Credit Agreement (the “Credit Agreement”), with a syndicate of lenders that includes an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated. The outstanding amount of the Company’s borrowings under the Credit Agreement is $125 million. Pursuant to the terms of the Credit Agreement, the Company will use $75 million of the aggregate net proceeds from the offerings to repay a portion of the outstanding indebtedness under the credit facility. From time to time, the Company insures certain mortgage loans underwritten by affiliates of one or more of the Underwriters in the ordinary course of its business.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The exhibits below relate to the Registration Statement and are being filed herewith for incorporation by reference in such Registration Statement.

Exhibit Number	Description
1.1	Underwriting Agreement, dated April 26, 2010, between the Company and the Underwriters
1.2	Underwriting Agreement, dated April 26, 2010, between the Company and the Underwriters
4.1	Form of Supplemental Indenture (including form of Note)
5.1	Opinion of Sullivan & Cromwell LLP
5.2	Opinion of Sullivan & Cromwell LLP
8.1	Tax Opinion of Sullivan & Cromwell LLP
8.2	Tax Opinion of Sullivan & Cromwell LLP
23.1	Consents of Sullivan & Cromwell LLP (contained in Exhibits 5.1, 5.2, 8.1 and 8.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PMI GROUP, INC.

Date: April 29, 2010	By:	/s/ Donald P. Lofe, Jr.
Donald P. Lofe, Jr. Executive Vice President, Chief Financial Officer

Date: April 29, 2010	By:	/s/ Thomas H. Jeter
Thomas H. Jeter Vice President, Corporate Controller

EXHIBIT INDEX

Number	Description
1.1	Underwriting Agreement, dated April 26, 2010, between the Company and the Underwriters
1.2	Underwriting Agreement, dated April 26, 2010, between the Company and the Underwriters
4.1	Form of Supplemental Indenture (including form of Note)
5.1	Opinion of Sullivan & Cromwell LLP
5.2	Opinion of Sullivan & Cromwell LLP
8.1	Tax Opinion of Sullivan & Cromwell LLP
8.2	Tax Opinion of Sullivan & Cromwell LLP
23.1	Consents of Sullivan & Cromwell LLP (contained in Exhibits 5.1, 5.2, 8.1 and 8.2)